EXHIBIT 99.1

Sono Group N.V. Announces Reverse Share Split to Be Implemented January 6, 2025, the Signing of SPA for a new $5 million Debenture, and the Signing of an Exchange Agreement for the Exchange of All Its Debt to Equity

Significant Steps Towards Strengthening Financial Position and Supporting Nasdaq Uplisting Efforts

Munich, Jan. 03, 2025 (GLOBE NEWSWIRE) -- The solar technology company Sono Group N.V. (OTCQB: SEVCF) (hereafter referred to as “Sono” or the “Company”, parent company to Sono Motors GmbH or “Sono Motors”) today announced crucial milestones in its strategic path to uplisting on the Nasdaq Capital Market:

1. Implementation of a 1-for-75 reverse share split.
2. Entry into a securities purchase agreement (the “Securities Purchase Agreement”, “SPA”) with YA II PN, Ltd. (“Yorkville”) in relation to issuing a new convertible debenture (the “New Convertible Debenture”) in the principal amount of $5 million.
3. Entry into an exchange agreement (the “Exchange Agreement”) with Yorkville to convert all outstanding convertible debentures, including the New Convertible Debenture, into a new class of preferred equity.
4. Appointment of Scott Calhoun as the Company’s Chief Financial Officer.

Reverse Share Split

Sono's shareholders authorized a reverse share split during the extraordinary general meeting held on January 31, 2024. Following recent board resolutions and Supervisory Board approval, the Company amended its Articles of Association to implement the reverse share split, consolidating every 75 existing shares into one new share.

The Financial Industry Regulatory Authority (“FINRA”) confirmed that it has received and reviewed all necessary documentation to process the reverse share split. The reverse share split will take effect on January 6, 2025 and the Company’s ordinary shares will be quoted on a split-adjusted basis on the OTCQB starting January 6, 2025 under the temporary symbol “SEVCD” for at least 20 business days following the reverse share split. The CUSIP number of N81409125 will be assigned to the Company’s ordinary shares when the reverse share split becomes effective. The Company anticipates that, after giving effect to the reverse share split, the number of ordinary shares outstanding will decrease from 105,741,373 to 1,409,885.

The reverse share split is a pivotal step in fulfilling Nasdaq's listing requirements, particularly regarding the minimum bid price, and aims to enhance share trading accessibility and appeal to institutional investors.

New Convertible Debenture of $5 million

As part of its strategic financial restructuring, on December 30, 2024, Sono entered into the Securities Purchase Agreement with Yorkville to issue the New Convertible Debenture. The New Convertible Debenture, when issued, will have a principal amount of $5 million, carry a 12% annual interest rate, and mature on the one-year anniversary of its issuance date. In addition, the New Convertible Debenture will be convertible into ordinary shares at the lower of $0.25 per share or 85% of the lowest daily volume weighted average price of the ordinary shares during the seven trading days immediately preceding the conversion date or other date of determination, subject to a floor price equal to 20% of the closing price on the trading day immediately prior to the date of issuance. The New Convertible Debenture will also include a provision such that Yorkville may not convert any portion of the New Convertible Debenture if, after giving effect to such conversion, Yorkville would beneficially own more than 4.99% of the Company’s outstanding ordinary shares. Such ownership limitations may be waived by Yorkville upon not less than 65 days prior notice to the Company. The issuance and funding of the New Convertible Debenture are subject to the satisfaction of certain conditions, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the Company’s ordinary shares on the Nasdaq Capital Market and the execution of an option agreement between SVSE LLC and Yorkville. If the closing of the transactions contemplated by the Securities Purchase Agreement does not occur by January 15, 2025, Yorkville will have the right to terminate the Securities Purchase Agreement.

Conversion of All Outstanding Debt Securities to Preferred Equity Strengthens Balance Sheet

On December 30, 2024, Sono also entered into the Exchange Agreement with Yorkville to convert the New Convertible Debenture, along with all existing outstanding convertible debentures, into preferred equity. The total debt being exchanged will amount to approximately $37.2 million, comprised of $32.2 million of previously issued convertible debentures and $5.0 million of the New Convertible Debenture.

Under the Exchange Agreement, this debt will be converted into 1,242 newly issued preferred shares, each with a nominal value of €300. Each preferred share is convertible into 30,000 ordinary shares post-implementation of the reverse stock split. In connection with the conversion of each preferred share, the effective conversion price (the “Effective Conversion Price”) per share will be equal to 85% of the lowest daily volume weighted average price of the ordinary shares during the 10 trading days immediately preceding the date of the notice of conversion, subject to a floor price equal to 20% of the closing price of the ordinary shares immediately prior to the date of the Exchange Agreement. Upon the conversion of each preferred share, Yorkville will be required to surrender such preferred share and Yorkville will automatically sell and transfer to the Company for no consideration (the “Repurchase”) additional preferred shares such that the total number of preferred shares surrendered and subject to the Repurchase will be equal to (a) the total number of ordinary shares issuable upon such conversion, multiplied by (b) the Effective Conversion Price, divided by (c) 30,000.  Pursuant to the Exchange Agreement, Yorkville may not convert preferred shares if, after giving effect to such conversion, Yorkville and any of its affiliates would beneficially own more than 4.99% of the number or voting power of the ordinary shares outstanding immediately after giving effect to such conversion. Such ownership limitations may be waived by Yorkville upon not less than 65 days prior notice to the Company.

The closing of the transactions contemplated by the Exchange Agreement is subject to the satisfaction of certain conditions, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the ordinary shares on the Nasdaq Capital Market. If the closing of the transactions contemplated by the Exchange Agreement does not occur by January 15, 2025, Yorkville will have the right to terminate the Exchange Agreement.

This comprehensive conversion is expected to significantly bolster Sono’s balance sheet, eliminate its debt obligations, and provide financial flexibility to support long-term growth.

Strategic Progress Toward Nasdaq Uplisting

The Company believes that these milestones represent key steps in Sono’s strategy to enhance transparency, liquidity and shareholder value as it advances toward its planned Nasdaq uplisting, demonstrating the Company’s commitment to its investors and its vision for sustainable growth.

“Sono is focused on creating long-term shareholder value,” said George O’Leary, Managing Director and CEO of Sono Group N.V. “These milestones underscore our commitment to delivering on shareholder value as we remain committed to our planned uplisting to the Nasdaq Capital Market.”

Appointment of Scott Calhoun as Chief Financial Officer

Sono is pleased to announce that Scott Calhoun, Sono‘s current acting Controller, is being promoted to Chief Financial Officer as the Company moves forward with its plans to uplist to Nasdaq. A seasoned financial expert, Mr. Calhoun has collaborated with CEO George O’Leary for over 20 years, ensuring strong leadership continuity. Mr. O’ Leary will continue to serve as the Company’s Managing Director and Chief Executive Officer.

END

ABOUT SONO GROUP N.V.

Sono Group N.V. (OTCQB: SEVCF) and its wholly owned subsidiary Sono Motors GmbH are on a pioneering mission to accelerate the revolution of mobility by making every commercial vehicle solar. Our disruptive solar technology has been developed to enable seamless integration into all types of commercial vehicles to reduce the impact of CO2 emissions and pave the way for climate-friendly mobility. For more information about Sono Group N.V., Sono Motors, and their solar solutions, visit sonogroupnv.com and sonomotors.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. The words "expect", "anticipate", "intend", "plan", "estimate", "aim", "forecast", "project", "target", “will” and similar expressions (or their negative) identify certain of these forward-looking statements. These forward-looking statements are statements regarding the intentions, beliefs, or current expectations of the Company and Sono Motors (together, the “companies”). Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and could cause the companies’ actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to, risks, uncertainties and assumptions with respect to: the timing of the reverse share split; the goals of the reverse share split; the impact of the reverse share split on the Company’s share price; the Company’s ability to uplist to the Nasdaq Capital Market, including meeting the initial listing requirements; the Company’s ability to satisfy the conditions precedent set forth in the Securities Purchase Agreement and Exchange Agreement; the timing of closing the transactions contemplated by the Securities Purchase Agreement and the Exchange Agreement; the impact of the transactions contemplated by the Exchange Agreement and Securities Purchase Agreement on the Company’ operating results; the ability to access the unfunded portion of the investment from Yorkville, including our ability to successfully comply with the agreements related thereto and the absence of any termination event or any event of default; our ability to maintain relationships with creditors, suppliers, service providers, customers, employees and other third parties in light of the performance and credit risks associated with our constrained liquidity position and capital structure; our status as a foreign private issuer under the Securities Exchange Act of 1934; our ability to comply with OTCQB continuing standards; our ability to achieve our stated goals; our strategies, plan, objectives and goals, including, among others, the successful implementation and management of the pivot of our business to exclusively retrofitting and integrating our solar technology onto third party vehicles; our ability to raise the additional funding required beyond the investment from Yorkville to further develop and commercialize our solar technology and business as well as to continue as a going concern. For additional information concerning some of the risks, uncertainties and assumptions that could affect our forward-looking statements, please refer to our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 20-F, which are accessible on the SEC’s website at www.sec.gov and on our website at ir.sonomotors.com. Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as the actions of courts, regulatory authorities and other factors. Readers should therefore not place undue reliance on these statements, particularly not in connection with any contract or investment decision. Except as required by law, the Company assumes no obligation to update any such forward-looking statements.

CONTACT

Press:

press@sonomotors.com | ir.sonomotors.com/news-events

Investors:

ir@sonomotors.com | ir.sonomotors.com

LinkedIn:

https://www.linkedin.com/company/sonogroupnv